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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-36543) pertaining to the 1996 Nonqualified Stock Option Plan and the 1996 Stock Incentive Plan of SmarTalk TeleServices, Inc. of our report dated February 7, 1997 (except Note 11, as to which the date is February 19, 1997 and the last paragraph of Note 9 as to which the date is November 25, 1997) with respect to the consolidated financial statements of ConQuest Telecommunication Services Corp. included in this Current Report on Form 8-K of SmarTalk TeleServices, Inc.

                                          /s/ Ernst & Young LLP

Columbus, Ohio
December 11, 1997